Exhibit 99.1

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

Completes Acquisition of Ocean Shore Holding Co.

TOMS RIVER, NEW JERSEY, November 30, 2016…OceanFirst Financial Corp. (“OceanFirst”) (NASDAQ:“OCFC”), today announced the closing of its acquisition of Ocean Shore Holding Co. (“Ocean Shore”). OceanFirst is the holding company for OceanFirst Bank, and Ocean Shore was the holding company for Ocean City Home Bank.

As a result of the acquisition, Ocean City Home Bank will operate as a division of OceanFirst Bank until the integration of the operating systems is completed, which is expected to occur in the Spring of 2017. In conjunction with the full integration of the operating systems, Ocean City Home Bank will be rebranded as OceanFirst Bank.

OceanFirst is the largest community bank headquartered in central and southern New Jersey with assets of $5.2 billion, net loans of $3.8 billion, and deposits of $4.2 billion. OceanFirst is the fourth largest New Jersey-based banking institution by deposit market share.

OceanFirst President and Chief Executive Officer, Christopher D. Maher, said, “We welcome the Ocean City Home customers and employees to OceanFirst. With the addition of Ocean Shore, we continue to enhance the strategic growth that began earlier this year with the acquisition of Cape Bancorp, Inc., and reinforce our commitment to delivering extraordinary customer care and community banking services to our neighbors in Southern New Jersey. We remain focused on offering exceptional financing solutions and banking services with local-decision making to all of the OceanFirst customers, while providing enhanced value to our stockholders.”

Upon completion of the merger, the former stockholders of Ocean Shore became entitled to receive $4.35 in cash, without interest, and 0.9667 shares of OCFC common stock for each share of OSHC common stock they held plus cash in lieu of any fractional shares of OCFC common stock.

Based on the $23.72 per share closing price of OCFC common stock on November 30, 2016, the total transaction value was approximately $202 million.

In accordance with the terms of the merger agreement, Steven E. Brady, President and Chief Executive Officer of Ocean Shore will serve as Vice Chairman of the Southern Division.

OceanFirst Financial Corp. • 975 Hooper Avenue • Toms River, NJ 08753 • 1.888.623.2633 • oceanfirst.com • NASDAQ: OCFC

About OceanFirst Financial Corp.

OceanFirst Financial Corp.’s subsidiary, Ocean First Bank, founded in 1902, is a community bank with $5.2 billion in assets and branches located throughout central and southern New Jersey. OceanFirst Bank delivers commercial and residential financing solutions, wealth management, and deposit services and is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither OceanFirst nor Ocean Shore assumes any duty and does not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that OceanFirst or Ocean Shore anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, those included under Item 1A “Risk Factors” in Ocean Shore’s Annual Report on Form 10-K, those disclosed in OceanFirst’s and Ocean Shore’s respective other periodic reports filed with the Securities and Exchange Commission, those included in the joint proxy statement/prospectus that OceanFirst and Ocean Shore have mailed to their respective stockholders, as well as the possibility that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that OceanFirst’s business may not perform as expected; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies’ customers, employees and other constituents to the transaction; and diversion of management time on merger-related matters. For any forward-looking statements made in this press release or in any documents, OceanFirst and Ocean Shore claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

(732)240-4500, ext. 7506

Email: mfitzpatrick@oceanfirst.com

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